UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2011

CRC HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction

of incorporation)

333-135172	73-1650429
(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600
Cupertino, California	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 272-8668.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 13, 2011, CRC Health Corporation (the “Company”) announced the appointment of Jerome Rhodes as the Chief Operating Officer of the Company effective May 13, 2011. As the Chief Operating Officer of the Company, Mr. Rhodes will be responsible for the Company’s field operations, including facilities under both the recovery division and the healthy living division. Mr. Rhodes, age 53, has served as the president of the Company’s recovery division since September 2007 and previously held various leadership positions within the Company’s recovery division since August 2003.

Additionally, the Company also announced the appointment of Philip Herschman as the Chief Clinical Officer of the Company effective May 13, 2011. As the Chief Clinical Officer of the Company, Mr. Herschman will be responsible for the Company’s quality management, risk management, and compliance responsibilities. Mr. Herschman, age 63, has served as the president of the Company’s healthy living division since September 2007 and previously held various leadership positions within the Company since May 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRC HEALTH CORPORATION.

/s/ PAMELA B. BURKE
Pamela B. Burke
Vice President, General Counsel and Secretary

Date: May 13, 2011